ARTISAN FUNDS, INC.
BYLAWS

As Adopted on January 5, 1995
and
As Amended and Restated on August 26, 2003


ARTICLE I
MEETINGS OF SHAREHOLDERS
Section 1.	ANNUAL MEETINGS.  The Artisan Funds, Inc. (The "Corporation")
is not required to hold an Annual Meeting of Shareholders in any year in which the election of Directors, the approval of the investment advisory agreement, the ratification of the selection of independent public accountants or the approval or disapproval of a distribution agreement is not required to be acted upon under the Investment Company Act of 1940.
If the Corporation is required to hold a meeting of Shareholders, the meeting shall be designated the Annual Meeting of Shareholders for that year. If an Annual Meeting of Shareholders is held, it shall be held at a date and time determined by the Board of Directors. Any other business may be considered at the Annual Meeting.

Section 2.	SPECIAL MEETINGS.  Special Meetings of Shareholders of the
Corporation or of a particular Series or Class may be called by the Chairman or by the Board of Directors; and shall be called by the Secretary whenever ordered by the Chairman, any Director, or as requested in writing by Shareholders entitled to cast at least 10% of the voting shares entitled to be cast on any issue at the proposed Special Meeting. Such request shall state the purpose of such Special Meeting and the matters proposed to be acted on thereat, and no other business shall be transacted at any such Special Meeting. The Secretary shall inform such Shareholders of the reasonably estimated costs of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give not less than ten nor more than 60 days' notice of the Special Meeting. Unless required by Shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a Special meeting need not be called to consider any matter which is substantially the same as a matter voted on at a Special Meeting of the Shareholders held during the preceding 12 months.

Section 3.	PLACE OF MEETINGS.  All meetings of the Shareholders of the
Corporation or a particular Series or Class, shall be held at the office of the Corporation in Milwaukee, Wisconsin, or at such other place within or without the State of Wisconsin as may be fixed by the Board of Directors.

Section 4.	NOTICE.  Not less than ten nor more than 60 days before the
date of every Annual or Special Meeting of Shareholders, the Secretary or an Assistant Secretary shall give to each Shareholder of record of the Corporation or of the relevant Series or Class written notice of such Meeting. Such notice shall be deemed to have been given when mailed to the Shareholder at his or her address appearing on the books of the Corporation, which shall be maintained separately for the shares of each Series or Class. It shall not be necessary to set forth the business proposed to be transacted in the notice of any Annual Meeting. Notice of a Special Meeting shall include a description of the purpose or purposes for which it is called.

Section 5.	QUORUM.  The presence in person or by proxy of holders of
one-third of the shares of capital stock of the Corporation entitled to vote without regard to Series or Class shall constitute a quorum at any meeting of the Shareholders, except with respect to any matter which by law requires the approval of one or more Series or Classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each Series or Class entitled to vote on the matter shall constitute a quorum. In the absence of a quorum at any meeting, a majority of those Shareholders present in person or by proxy may adjourn the meeting from time to time to a date not later than 120 days after the original meeting date without further notice than by announcement to be given at the meeting until a quorum, as above defined, shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally called had the same been held at the time so called.

Section 6.	VOTING.  At all meetings of Shareholders each Shareholder
shall be entitled to one vote or fraction thereof for each share or fraction thereof standing in his or her name on the books of the Corporation on the date for the determination of Shareholders entitled to vote at such meeting.

Section 7.	PROXIES.  Any Shareholder entitled to vote at any meeting of
Shareholders may vote either in person or by proxy, but no proxy which is dated more than eleven months before the meeting named therein shall be accepted. Every proxy shall be in writing and signed by the Shareholder or his or her duly authorized attorney-in-fact and dated, but need not be sealed, witnessed or acknowledged.

Section 8.	INFORMAL ACTION BY SHAREHOLDERS.  Any action required or
permitted to be taken at any meeting of Shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the Shareholders entitled to vote on the subject matter thereof, and such consent is filed with the records of the Corporation.

ARTICLE II
BOARD OF DIRECTORS
Section 1.	POWERS.  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the Shareholders by law, by the Articles of Incorporation or by these Bylaws.

Section 2.	NUMBER, QUALIFICATIONS, MANNER OF ELECTION AND TERM OF OFFICE.
The number of Directors of the Corporation can be changed from time to time to not less than one nor more than ten. Directors need not be Shareholders. The term of office of a Director shall not be affected by any decrease in the number of Directors made by the Board of Directors pursuant to the foregoing authorization. Each Director shall hold office until the Annual Meeting next held after he or she becomes a Director and until the election and qualification of his or her successor.

Section 3.	PLACE OF MEETING.  The Board of Directors may hold its
meetings at such place or places within or without the State of Wisconsin as the Board designates.

Section 4.	ANNUAL MEETINGS.  The Board of Directors shall meet annually for the election of Officers and any other business.

Section 5.	REGULAR MEETINGS.  Regular meetings of the Board of Directors shall be held at such intervals and on such dates as the Board of Directors may from time to time designate, provided that any Director who is absent when such designation is made shall be given notice of the designation.

Section 6.	SPECIAL MEETINGS.  Special Meetings of the Board of Directors
may be held at such times and at such places as may be designated in the call of such meeting. Special Meetings shall be called by the Secretary or Assistant Secretary at the request of the Chairman or any Director. If the Secretary when so requested refuses or fails for more than twenty-four hours to call such meeting, the Chairman or such Director may in the name of the Secretary call such meeting by giving due notice in the manner required when notice is given by the Secretary.

Section 7.	NOTICE.  The Secretary or Assistant Secretary shall give, at least two days before the meeting, notice of each meeting of the Board of Directors, whether Annual, Regular or Special, to each member of the Board of Directors by mail, telegram or telephone to his or her last known address. It shall not be necessary to state the purpose or business to be transacted in the notice of any meeting. Personal attendance at any meeting by a Director other than to protest the validity of said meeting shall constitute a waiver of the foregoing requirement of notice. In addition, notice of a meeting need not be given if a written waiver of notice executed by such Director before or after the meeting is filed with the records of the meeting.

Section 8.	CONDUCT OF MEETINGS AND BUSINESS.  The Board of Directors
may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper and not inconsistent with applicable law, the Articles of Incorporation of the Corporation or these Bylaws.

Section 9.	QUORUM.  At any time when the number of Directors constituting the whole Board of Directors is greater than one, one-third of the entire Board of Directors but not less than two Directors shall constitute a quorum at any meeting of the Board of Directors. The action of a majority of Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, the Articles of Incorporation of the Corporation, or these Bylaws. In the absence of a quorum at any meeting a majority of Directors present may adjourn the meeting from day to day or for such longer periods as they may designate until a quorum shall be present. Notice of any adjourned meeting need not be given other than by announcement at the meeting.

Section 10.	RESIGNATIONS.  Any Director of the Corporation may resign at any time by written notice to the Corporation. The resignation of any Director shall take effect at the time specified therein or, if no time is specified, when received by the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11.	REMOVAL.  At any meeting of Shareholders duly called for the purpose, any Director may by the vote of a majority of all of the shares entitled to vote be removed from office. At the same meeting at which a Director is so removed, the vacancy in the Board of Directors may be filled by the election of a Director to serve until the next Annual
Meeting of Shareholders and the election and qualification of his or her successor.

Section 12.	VACANCIES.  Except as otherwise provided by law, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum, a majority of the entire Board of Directors, or by action of the Shareholders. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next Annual Meeting of Shareholders and until the election and qualification of his or her successor.

Section 13.	COMPENSATION OF DIRECTORS.  The Directors may receive
compensation for their services as Directors as determined by the Board of Directors and expenses of attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity, as an Officer, agent or otherwise, and receiving compensation therefor.

Section 14.	INFORMAL ACTION BY BOARD OF DIRECTORS.  Any action
required or permitted to be taken at any Annual, Regular or Special Meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of proceedings of the Board of Directors.

Section 15.	TELEPHONE CONFERENCE.  Members of the Board of Directors or
any committee thereof may participate in a regular or special meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

ARTICLE III
EXECUTIVE AND OTHER COMMITTEES
Section 1.	APPOINTMENT AND TERM OF OFFICE OF EXECUTIVE COMMITTEE.
The Board of Directors may appoint an Executive Committee, which shall consist of two or more Directors.

Section 2.	VACANCIES IN EXECUTIVE COMMITTEE.  Vacancies occurring in
the Executive Committee from any cause may be filled by the Board of Directors.

Section 3.	EXECUTIVE COMMITTEE TO REPORT TO BOARD OF
DIRECTORS. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.

Section 4.	PROCEDURE OF EXECUTIVE COMMITTEE.  The Executive
Committee shall fix its own rules of procedure not inconsistent with these Bylaws or with any directions of the Board of Directors. It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the Board of Directors. The presence of a majority shall constitute a quorum for the transaction of business, and in every case the affirmative vote of a majority of the members of the Executive Committee present shall be necessary for the taking of any action.

Section 5.	POWERS OF EXECUTIVE COMMITTEE.  During the intervals between the meetings of the Board of Directors the Executive Committee, except as limited by law or by specific directions of the Board of Directors, shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business and conduct of the affairs of the Corporation.

Section 6.	OTHER COMMITTEES.  From time to time the Board of Directors
may create any other committee or committees which shall have powers as shall be specified in the resolution creating the committee and as may be delegated by law.

Section 7.	COMPENSATION.  The members of any duly appointed committee
shall receive such compensation as from time to time may be fixed by the Board of Directors and reimbursement of expenses.

Section 8.	INFORMAL ACTION BY EXECUTIVE COMMITTEE OR OTHER
COMMITTEES. Any action required or permitted to be taken at any meeting of the Executive Committee or any other duly appointed committee may be taken without a meeting if written consent to such action is signed by all members of such committee and such written consent is filed with the minutes of the proceedings of such committee.

ARTICLE IV
OFFICERS
Section 1.	GENERAL PROVISIONS.  The Officers of the Corporation shall be a Chairman, a President, a Treasurer, and a Secretary. The Board of Directors may elect or appoint other Officers or agents, including a Chief Financial Officer, a General Counsel, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. The same person may hold any number of offices.

Section 2.	ELECTION, TERM OF OFFICE AND QUALIFICATIONS.  The
Officers shall be elected annually by the Board of Directors. Each Officer shall hold office for one year and until the election and qualification of his or her successor. Any vacancy in any of the offices may be filled for the unexpired portion of the term by the Board of Directors at any Regular or Special Meeting of the Board of Directors. The Board of Directors may elect or appoint additional Officers or agents at any Regular or Special Meeting of the Board of Directors.

Section 3.	REMOVAL. The Board of Directors may remove any Officer with or without cause at any time.

Section 4.	RESIGNATIONS.  Any Officer may resign at any time by giving
written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, at the time of receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.	VACANCIES.  A vacancy in any office because of death,
resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 6.	CHAIRMAN.  The Chairman, if there be a Chairman, shall preside at the meetings of Shareholders and of the Board of Directors.  The
Chairman shall be the chief executive officer of the Corporation and shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors or the Executive Committee. The Chairman
(a) shall have general and active management of the business and affairs of the Corporation, (b) shall see that all orders and resolutions of the Board of Directors are carried into effect, and (c) shall have the power to execute all contracts, agreements, directives, authorizations and other instruments of the Corporation, except where required by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the Board of Directors to some officer or agent of the Corporation not including the Chairman. Unless other provisions are made therefor by the Board of Directors or the Executive Committee, the Chairman shall employ and define the duties of all employees of the Corporation, shall have the power to discharge any such employees, shall exercise general supervision over the affairs of the Corporation and shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors or the Executive
Committee.

Section 7.	PRESIDENT.  In the absence of the Chairman, or in the event of the Chairman's inability or refusal to act, the President shall perform the duties of the Chairman and when so acting shall have all the powers of the Chairman, subject to the control of the Board of Directors. The
President shall (a) have the power to execute all contracts, agreements, directives, authorizations and other instruments of the Corporation, except where required by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the Board of Directors to some officer or agent of the Corporation not including the President; and (b) shall perform such duties as may be assigned to him or her from time to time by the Board of Directors, the Executive Committee or the Chairman.

Section 8.	CHIEF FINANCIAL OFFICER.  In the absence of the President, or in the event of the President's inability or refusal to act, the Chief Financial Officer shall perform the duties of the President and when so acting shall have all the powers of the President, subject to the control of the Board of Directors. The Chief Financial Officer (a) shall be the principal officer of the Corporation for all financial matters; (b) shall have general supervision of the finances, property and other assets of the Corporation; (c) shall assure that all books and accounts of the Corporation are accurately kept; (d) shall present annually full and detailed financial statements, properly audited by independent auditors, to the Board of Directors; (e) shall have the power to execute all contracts, agreements, directives, authorizations and other instruments of the Corporation, except where required by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the Board of Directors to some officer or agent of the Corporation not including the Chief Financial Officer; and
(f) shall perform such other duties, as from time to time, may be assigned to him or her by the Board of Directors, the Executive Committee or the Chairman.

Section 9.	GENERAL COUNSEL.  In the absence of the President and the
Chief Financial Officer, or in the event of the President's or the Chief Financial Officer's inability or refusal to act, the General Counsel shall perform the duties of the President and when so acting shall have all the powers of the President, subject to the Control of the Board of Directors. The General Counsel (a) shall be the principal consulting officer of the Corporation for all legal matters; (b) shall be responsible for and direct all counsel, attorneys, employees, and agents in the performance of all legal services for and on behalf of the Corporation; (c) shall have the power to execute all contracts, agreements, directives, authorizations and other instruments of the Corporation, except where required by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the Board of Directors to some officer or agent of the Corporation not including the General Counsel; and (d) shall perform such other duties as, from time to time, may be assigned to him or her or her by the Board of Directors, the Executive Committee or the Chairman.

Section 10.	VICE PRESIDENT.  In the absence of the President, the Chief
Financial Officer and the General Counsel, or in the event of the President's, the Chief Financial Officer's and the General Counsel's inability or refusal to act, the Vice President (or if there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation then in the order of their election) shall perform the duties of the President and when so acting shall have the powers of the President, subject to the control of the Board of Directors. The Vice President shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Executive Committee or the Chairman.

Section 11.	SECRETARY.  The Secretary shall keep or cause to be kept in
books provided for the purpose the minutes of the meetings of Shareholders, and of the Board of Directors and of any committee of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the Seal of the Corporation and shall see that the Seal is affixed to all documents the execution of which on behalf of the Corporation under its Seal is duly authorized; shall keep directly or through a transfer agent a register of the post office address of each Shareholder, and make all proper changes in such register, retaining and filing his or her authority for such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general shall perform all duties incident to the Office of Secretary and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the Executive Committee or the Chairman.

Section 12.	TREASURER.  The Treasurer (a) shall have supervision of the
custody of all funds and securities of the Corporation, subject to applicable law; and (b) shall perform such other duties as may be from time to time assigned to him or her by the Board of Directors, the Executive Committee or the Chairman.

Section 13.	ASSISTANT OFFICERS.  Each assistant to an Officer, including but not limited to any Assistant Vice President, any Assistant Secretary and any Assistant Treasurer shall have such authority and perform such duties as may be assigned to him or her by the Board of Directors, the Executive Committee or the Chairman. At the request of the Officer to whom he or she is an assistant, an Assistant Officer may temporarily perform the duties of that Officer, and when so acting shall have the powers of and be subject to the restrictions imposed upon that Officer.

Section 14.	SALARIES.  The salaries of the Officers shall be fixed from
time to time by the Board of Directors. No Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE V
SHARES AND THEIR TRANSFER
Section 1.	CERTIFICATES.  No certificates certifying the ownership of
shares shall be issued except as the Board of Directors may otherwise authorize. In the event that the Board of Directors authorize the issuance of share certificates, subject to the provisions of Section 4 of this Article V, each Shareholder shall be entitled to a certificate stating, among other things, the number and class of shares and the designation of the series, if any, owned by him or her, in such form as shall be prescribed from time to time by the Board of Directors. All share certificates shall be signed by the Chairman, the President, or any Vice President and by the Treasurer or Secretary or any Assistant Treasurer or Assistant Secretary and may be sealed with the Seal of the Corporation. The signatures may be either manual or facsimile signatures and the Seal may be either facsimile or any other form of seal. Certificates for shares for which the Corporation has appointed an independent Transfer Agent and Registrar shall not be valid unless countersigned by such Transfer Agent and registered by such Registrar. In case any Officer who has signed any certificate ceases to be an Officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the Officer had not ceased to be such Officer as of the date of its issuance. In lieu of issuing certificates for shares, the Board of Directors or the Transfer Agent shall issue receipts thereof in accordance with the Wisconsin Business Corporation Law to the record holders of such shares, who shall be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

Section 2.	TRANSFER OF SHARES.  Shares of each Series and Class shall be transferable on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon surrender of the certificate, if any, representing the shares to be transferred properly endorsed.

Section 3.	CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE.
The Board of Directors may fix in advance a date as the record date for the purpose of determining Shareholders of a Series or Class entitled to notice of or to vote at any meeting of Shareholders or to receive payment of any dividend or right. Such date shall in any case not be more than 70 days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. Only Shareholders of record on the record date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

Section 4.	LOST, DESTROYED OR MUTILATED CERTIFICATES.  In case any
share certificate is lost, mutilated or destroyed the Board of Directors may issue a new certificate in place thereof upon indemnity to the relevant Series or Class against loss and upon such other terms and conditions as the Board of Directors may deem advisable.

Section 5.	DISCONTINUANCE OF ISSUANCE OF CERTIFICATES.  The Board
of Directors may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Corporation for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Corporation.

ARTICLE VI
AGREEMENTS, CHECKS, DRAFTS, ENDORSEMENTS, ETC.
Section 1.	AGREEMENTS, ETC.  The Board of Directors or the Executive
Committee may authorize any Officer or Officers, or agent or agents of the Corporation to enter into any Agreement or execute and deliver any instrument in the name of the Corporation and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by the Executive Committee or by these Bylaws, no Officer, agent or employee shall have any power or authority to bind the Corporation by any agreement or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 2.	CHECKS, DRAFTS, ETC.  All checks, drafts, or orders for the
payment of money, notes and other evidences of indebtedness shall be signed by such Officer or Officers, employee or employees, or agent or agents as shall be from time to time designated by the Board of Directors or the Executive Committee, or as may be specified in or pursuant to the agreement between the Corporation on behalf of any Series or Class and a bank or trust company appointed as custodian of the Corporation's assets.

Section 3.	ENDORSEMENTS, ASSIGNMENTS AND TRANSFER OF
SECURITIES. All endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Corporation or its nominee or directions for the transfer of securities belonging to the Corporation shall be made by such Officer or Officers, employee or employees, or agent or agents as may be authorized by the Board of Directors or the Executive Committee.

ARTICLE VII
BOOKS AND RECORDS
Section 1.	LOCATION.  The books and records of the Corporation, including the stock ledger or ledgers, may be kept in or outside the State of Wisconsin at such office or agency of the Corporation as may be from time to time determined by the Board of Directors.

ARTICLE VIII
MISCELLANEOUS
Section 1.	SEAL.  The Seal of the Corporation shall be a disk inscribed with the words "Artisan Funds, Inc. 1995 - Incorporated Wisconsin".
Section 2.	FISCAL YEAR.  The Fiscal Year of the Corporation shall be
designated from time to time by the Board of Directors.

ARTICLE IX
INDEMNIFICATION
Section 1.	MANDATORY INDEMNIFICATION.  The Corporation shall indemnify, to the fullest extent permitted by the Wisconsin Business Corporation Law, as in effect from time to time, the persons described in Sections 180.0850 through 180.0859 (or any successor provisions) of the Wisconsin Business Corporation Law or other provisions of the law of the State of Wisconsin relating to indemnification of directors and officers, as in effect from time to time. The indemnification afforded such persons by this section shall not be exclusive of other rights to which they may be entitled as a matter of law.

Section 2.	INDEMNIFICATION OF AGENTS.  An agent of the Corporation shall only be entitled to indemnification upon a determination by the Board of Directors or a committee appointed thereby, as evidenced by a resolution of the Board of Directors, that such Agent shall be entitled to indemnification.

Section 3.	PERMISSIVE SUPPLEMENTARY BENEFITS.  The Corporation may,
but shall not be required to, supplement the right of indemnification under Section 1 hereof by (i) the purchase of insurance of behalf of any one or more of such persons, whether or not the Corporation would be obligated to indemnify such person under Section 1 hereof; (ii) individual or group indemnification agreements with any one or more of such persons; and (iii) advances for related expenses of such persons.

Section 4.	INVESTMENT COMPANY ACT. This Article shall not protect any
such person against any liability to the Corporation or any Shareholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Section 5.	AMENDMENTS.  References in this Article are to the Wisconsin
Business Corporation Law and to the Investment Company Act of 1940, as from to time to time amended. No amendment of these Bylaws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

ARTICLE X
AMENDMENTS
Section 1.	The Board of Directors shall have the power to alter, amend or repeal any Bylaws of the Corporation and to make new Bylaws.





43801/D/5